UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2009
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 719-3400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 7, 2009, Repros Therapeutics Inc., a Delaware corporation (the “Company”), entered into the Sixth Amendment (the “Amendment”) to the Agreement by and between the National Institutes of Health or the Food and Drug Administration agencies of the United States Public Health Service within the Department of Health and Human Services (collectively, the “Public Health Service” or “PHS”) and the Company (as previously amended, the “Agreement”).
     The Amendment clarified that certain cancers related to the human reproductive system are within the scope of the licensed field, amended the development and commercialization benchmarks to be met and added or modified certain milestone payments due to NIH on the achievement of certain benchmarks. In particular, the Amendment revised the dates by which certain development and commercialization benchmarks must be met. These revisions include an extension of the date by which the Company is required to file an NDA covering a licensed product in the United States for a first indication from June 30, 2009 to June 30, 2011. In addition, under the amended Agreement, the Company is required to obtain financing, upfront licensing consideration, or any combination thereof, of no less than a combined total of $6,000,000 by September 30, 2009. The Amendment also (1) extended the dates by which certain other benchmarks must be met, including benchmarks relating to filing for approval of a licensed product in Europe and Japan, the filing of an NDA for a licensed product in a second indication in the United States, and the application for regulatory approval of a licensed product in a second indication in Europe and Japan, and (2) added benchmarks relating to initiation of Phase 3 clinical trials in Europe and Japan for licensed product in a second indication. Failure to meet these benchmarks could result in modification or termination of the Agreement. The Company paid PHS an amendment issue royalty in the amount of $100,000 in connection with entering into the Amendment.
     The foregoing description of the Amendment is qualified in its entirety by reference to the actual amendment filed herewith as Exhibit 10.1 which exhibit is incorporated herein by reference.
Item 8.01. Other Events.
     On July 8, 2009, the Company issued a press release titled “Repros Therapeutics Inc. Announces Amendment to NIH License Agreement,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is furnished with this report:

Exhibit Number	Description
10.1	Sixth Amendment to PHS Patent License Agreement, as amended, dated July 7, 2009 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services. *

99.1	Press Release dated July 8, 2009

*	Portions omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.
By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Chief Financial Officer

Date: July 9, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sixth Amendment to PHS Patent License Agreement, as amended, dated July 7, 2009 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services. *

99.1	Press Release dated July 8, 2009

*	Portions omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.